EXHIBIT 10.22


                              TOMPKINS TRUSTCO INC
                   CODE OF ETHICS FOR CHIEF EXECUTIVE OFFICER
                          AND SENIOR FINANCIAL OFFICERS

         This Tompkins Trustco Code of Ethics for Chief Executive and Senior Financial Officers applies to our Chief Executive Officer ("CEO") and our Chief Financial Officer. Tompkins Trustco expects all of its employees to act in accordance with the highest standards of personal and professional integrity in all aspects of their activities, to comply with all applicable laws, rules and regulations, to deter wrongdoing and abide by the Tompkins Trustco Code of Conduct for Officers and Employees and other policies and procedures adopted by Tompkins Trustco that govern the conduct of its officers and employees. This Code of Ethics is intended to supplement the Tompkins Trustco Code of Conduct for Officers and Employees.

         You agree to:

            o Act with integrity and to engage in and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

            o     Avoid conflicts of interest;

            o Take all reasonable measures to protect the confidentiality of non-public information about Tompkins Trustco or its subsidiaries and their customers obtained or created in connection with your activities and to prevent the unauthorized disclosure of such information unless required by applicable law or regulation or legal or regulatory process;

            o To the best of your ability, provide, or cause to be provided, information that is accurate, complete, objective, relevant, timely and understandable to ensure full, fair, accurate, timely and understandable disclosure in reports and documents that Tompkins Trustco files with, or submits to, government agencies, including the Securities and Exchange Commission and the Federal Reserve Board, and in other public communications made by Tompkins Trustco or its subsidiaries;

            o Comply with applicable laws, rules and regulations of federal, state, and local governments, and other appropriate private and public regulatory agencies; and

            o Promptly report to Tompkins Trustco's General Counsel or the CEO (or any of the parties or channels listed in the Tompkins Trustco Code of Conduct for Officers and Employees) and the Chairman of the Audit Committee any conduct that you believe to be a violation of any provision of this Code of Ethics, including any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

         You are prohibited from directly or indirectly taking any action to fraudulently influence, coerce, manipulate or mislead Tompkins Trustco or its subsidiaries' independent public auditors for the purpose of rendering the financial statements of Tompkins Trustco or its subsidiaries misleading.

         You understand that you will be held accountable for your adherence to this Code of Ethics. Violations of this Code of Ethics may also constitute violations of law and may result in civil and criminal penalties for you, your supervisor and/or Tompkins Trustco. Accordingly, the Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of the Tompkins Trustco Code of Conduct for Officers and Employees or this Code of Ethics. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Conduct and this Code of Ethics, and may include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the Board) and termination of the individual's employment. In determining what action is appropriate in a particular case, the Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

         It is a violation of Tompkins' Non-Retaliation Policy For Employees to retaliate against any employee who in good faith reports any violation(s) of this Code of Ethics.





APPROVED AT 4/25/06
BOARD MEETING